Exhibit 10.4

                                TABLE OF CONTENTS


PARAGRAPHS                                                          PAGE NO.

1.    REFERENCE DATA

      1.1   Basic Information and Provisions                            3

      1.2   Exhibits                                                    6

      1.3   Special Provisions                                      6,7,8,9, 10

2.    PREMISES                                                         11

3.    TERM                                                             11

4.    CONSTRUCTION                                                     11

5.    USE                                                              14

6.    RENT                                                             14

7.    ADDITIONAL RENT                                                  14

8.    SERVICES/UTILITIES                                               18

9.    TENANT'S ACCEPTANCE AND MAINTENANCE
            OF PREMISES;  LANDLORD'S DUTIES
            AND RIGHTS                                                 18

10.   DAMAGES TO PREMISES                                              20

11.   ASSIGNMENT - SUBLEASE                                            22

12.   TENANT'S COMPLIANCE - INSURANCE REQUIREMENTS                     22

                                       1
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13.   SUBORDINATION - ATTORNMENT -- LANDLORD
            FINANCING                                                  25

14.   SIGNS                                                            26

15.   ACCESS TO PREMISES                                               26

16.   DEFAULT                                                          26

17.   PROPERTY OF TENANT                                               27

18.   EMINENT DOMAIN                                                   28

19.   QUIET ENJOYMENT                                                  28

20.   SECURITY DEPOSIT                                                 28

21.   NOTICES                                                          28

22.   HOLDING OVER                                                     29

23.   BROKER'S COMMISSIONS                                             30

24.   ENVIRONMENTAL COMPLIANCE                                         30

25.   RIGHT TO RELOCATE                                                32

26.   MISCELLANEOUS                                                    32


                                       2
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      THIS LEASE made this 15 day of April, 1999 by and between Landlord and
Tenant.

                                   PARAGRAPH 1

                                 REFERENCE DATA

               PARAGRAPH 1.1  BASIC INFORMATION AND PROVISIONS

      Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Paragraph 1.1:

LANDLORD: University Place Associates, a North Carolina general partnership

AGENT: Craig Davis Properties, Inc.

MANAGING AGENT'S ADDRESS:
3605 Glenwood Avenue, 435 UCB Plaza, Raleigh, North Carolina 27612

LANDLORD'S REPRESENTATIVE:  Richard A. Moehring

TENANT'S SPACE (the "Premises"): 21,429 rentable square feet, including fixtures affixed to the Building within the space leased and lab furniture and equipment previously leased by Eli Lilly and Company

BUILDING: Two University Place, The Campus at University Place, Durham, North Carolina

TENANT: Trimeris, Inc., a Delaware corporation

TENANT'S ADDRESS (prior to occupancy): Two University Place, Suite 100, 4727 University Drive, Durham, North Carolina, 27707

NAME AND ADDRESS TO SEND RENT: Craig Davis Properties, Inc., 3605 Glenwood Avenue, 435 UCB Plaza, Raleigh, North Carolina 27612

TENANT'S REPRESENTATIVE:   Matthew A. Megaro

TENANT'S BROKER: Corporate Realty Advisors

                                                INITIALS:

                                                Landlord: /s/ CMD
                                                         -------------------
                                                Tenant: /s/ MM
                                                       ---------------------

                                       3
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RENTABLE FLOOR AREA OF PREMISES: _21,429 square feet

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:  38,818 square feet

TENANT'S DESIGN COMPLETION DATE:  N/A

      Check one:  Complete Plans_______Interior selections

TERM COMMENCEMENT DATE: October 1, 1999

RENTAL COMMENCEMENT DATE: October 1, 1999

TERM EXPIRATION DATE: September 30, 2002

INITIAL LEASE TERM: 3 years

BASE RENT:        $428,580.00/yr.         $35,715.00/mo         ($20.00/r.s.f.)

LANDLORD'S BASE OPERATING
EXPENSES ALLOCABLE
TO TENANT **      $70,287.12/yr.          $5,857.26/mo.         ($3.28 /r.s.f.)

FIXED RENT:       $498,867.12/yr.         $41,572.26/mo.        ($23.28/r.s.f.)

      **    LANDLORD'S BASE OPERATING EXPENSES (ESTIMATED):

                        $127,323.04.00/yr.      $10,610.25/mo.

                        ($ 3.28  per rentable square foot/yr.)

      TENANT'S PROPORTIONATE SHARE OF LANDLORD'S BASE OPERATING   EXPENSES:

                                     55.20%

                                                INITIALS:

                                                Landlord: /s/ CMD
                                                         ---------------
                                                Tenant: /s/ MM
                                                        ----------------

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ESCALATIONS:    Fixed Rent is to be escalated in accordance with the terms of

                Special Provision No. 2.

FIRST 12-MONTH PERIOD IN WHICH TENANT PAYS BASE RENT ESCALATION:

      Year commencing October 1, 2000

FIRST 12-MONTH PERIOD IN WHICH TENANT PAYS INCREASE IN LANDLORD'S BASE OPERATING EXPENSE ALLOCABLE TO TENANT:

      Year commencing October 1, 2000

TENANT IMPROVEMENT REIMBURSEMENT TO LANDLORD:  N/A

SECURITY DEPOSIT:  $    N/A

GUARANTORS: N/A

PERMITTED USES: General office, lab space, research and development, manufacturing of pharmaceuticals for research purposes

TENANT'S PUBLIC LIABILITY INSURANCE: Commercial General Liability insurance policies or Comprehensive General Liability insurance policies with a Broad Form Comprehensive Liability Endorsement including Contracted Insurance and with a combined single limit of at least $1,000,000.00 per occurrence on a per location basis and including:

            Bodily Injury:          $1,000,000.00

            Property Damage:        $1,000,000.00


                                                INITIALS:

                                                Landlord: /s/ CMD
                                                         -------------------
                                                Tenant:  /s/ MM
                                                         -------------------

                                       5
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                        PARAGRAPH 1.2  EXHIBITS

      The exhibits listed below when checked are incorporated in this Lease and made a part by reference.

___X____    EXHIBIT A   The Premises

___X____    EXHIBIT B   Complete Plans and Specifications for Tenant
                        Improvements

___X____    EXHIBIT C   Building Rules and Regulations

___X____    EXHIBIT D   Legal Description of Lot on which Building is located

__N/A___    EXHIBIT E   Lease Guaranty

___X____    EXHIBIT F   Commencement Letter

__N/A___    EXHIBIT G   Outline of  "janitorial services"


                  PARAGRAPH 1.3  SPECIAL PROVISIONS

      Any special terms or provisions of this Lease, if not typed below, are attached immediately following this page as page(s) 7, 8, 9 and 10 and all such terms and provisions are and shall be considered a part of this Lease. In the event any special terms or provisions conflict with any other term or provision of this Lease, the special terms and provisions shall control.




                                                INITIALS:

                                                Landlord: /s/ CMD
                                                         -------------------
                                                Tenant: /s/ MM
                                                        --------------------

                     PARAGRAPH 1.3   SPECIAL PROVISIONS


1. Construction. The provisions of Paragraph 4 of the Lease are hereby deleted.

2. Annual Base Rent Escalations. On October 1, 2000 and every twelve (12) months thereafter (including the Extended Term, if applicable), Base Rent shall be increased and be payable according to the following schedule:

Lease Term                                Monthly Base Rent

Commencement date - September 30, 2000          $ 35,715.00 ($20.00/r.s.f.)
October 1, 2000 - September 30, 2001            $ 36,768.59 ($20.59/r.s.f.)
October 1, 2001 - September 30, 2002            $ 37,840.04 ($21.19/r.s.f.)

Extended Term                             Monthly Base Rent

October 1, 2002 - September 30, 2003            $ 38,054.33 ($21.31/r.s.f.)
October 1, 2003 - September 30, 2004            $ 39,197.21 ($21.95/r.s.f.)
October 1, 2004 - September 30, 2005            $ 40,375.81 ($22.61/r.s.f.)

      The provisions of Paragraph 7(c)(i) are hereby deleted.

3. Ground Rent Exclusion. All references to ground rents in Paragraph 7 of the Lease are hereby deleted.

4. Landlord's Operating Expense Exclusion. In addition to the items excluded from the definition of "Landlord's Operating Expenses" contained in Paragraph 7 of the Lease, the following items shall also be excluded: (i) expenditures required by Landlord's failure to comply with laws, statutes or ordinances; (ii) expenditures incurred by Landlord for the repair of casualty damage to the Building; (iii) costs incurred with respect to the installation of tenant improvements made for tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for other occupants of the Building; (iv) attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with prospective or actual tenants of the Building or litigation to collect rent from tenants from the Building; (v) costs incurred by Landlord for alterations which are considered improvements and replacements under general accepted accounting principles, consistently applied, except as expressly provided herein; (vi) costs of a capital nature, including, without limitation, improvements, equipment and tools, as determined in accordance with general accepted accounting principles, consistently applied; (vii) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building; (viii) Landlord's general corporate overhead; (ix) cost incurred by Landlord due to the violation by Landlord or any other tenant of the terms and conditions or any lease or space in the Building; (x) rentals and other related expenses incurred in leasing air conditioning systems, elevators or equipment ordinarily considered to be of a capital nature; (xi) damage and repairs attributable to fire or other casualty insured by Landlord or covered by insurance Landlord is required to carry, whichever is greater; (xii) damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents; (xiii) costs associated with the removal, testing, abatement, containment or any remedy necessary because of the existence of hazardous waste on the property; and (xiv) income, franchise or similar taxes payable by Landlord relating to the ownership of the Building, except rental income tax if such income ever becomes subject to taxation.

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5. Right of First Offer. Tenant is hereby granted a right of first offer to lease contiguous space (the "ROFO Space") in the Building. If all or any portion of the ROFO Space becomes available for lease, and on the condition that Tenant has fully complied with all the terms and conditions of this Lease and is not in default under any of the terms hereof after the applicable cure period, if any, Landlord shall give notice to Tenant of Landlord's intent to lease the ROFO Space to an identified prospect (the "Prospect"), and Tenant shall have ten (10) days after receipt of such notice within which to give Landlord written notice of whether Tenant desires to exercise its right of first offer to lease said space under the same terms and conditions of this Lease (including the rental rate as escalated) and for a term of not less than three (3) years. The failure of Tenant to so notify Landlord within the 10-day time period shall be deemed to be a rejection by Tenant of its right to lease the offered ROFO Space. However, if the space is not leased to the Prospect within one hundred twenty (120) days of Tenant's receipt of notice as provided herein, then the right of Tenant shall be renewed as to this space. If Tenant exercises its right to lease such ROFO Space as herein provided, Landlord and Tenant shall enter into a lease amendment relative to such ROFO Space on the same terms and conditions offered in the notice to Tenant.

6. Option to Extend. On condition that Tenant has fully complied with all the terms and conditions of this Lease and is not in default under any of the terms hereof after the applicable cure period, if any, and on the further condition that Tenant gives Landlord at least nine (9) months prior written notice to exercise this option to extend (failure to give notice being an absolute bar to any right on the part of Tenant to so extend), Landlord hereby gives to Tenant the right to extend this Lease for one additional term of three (3) years (the "Extended Term"), said Extended Term to expire (unless sooner terminated as provided in this Lease by reason of default on the part of Tenant) three (3) years after the expiration of the Initial Lease Term.

      All terms and conditions of the Lease shall be and remain in effect during the Extended Term, with rent continuing to escalate during the Extended Term as if the Initial Lease Term had originally included the Extended Term and Base Rent shall be payable according to the schedule set forth in Special Provision No. 2.

7. Tenant Improvements. Landlord will provide a tenant improvement allowance of $3.00 per rentable square foot ($64,287.00). Tenant shall be responsible for all tenant improvements exceeding said amount. Tenant may select its own service providers for programming, space planning, architectural and engineering drawings and specifications for the Premises from a list provided by Landlord. Tenant may also hire its own contractor as reasonably approved by Landlord. Landlord will only pass through to Tenant the costs charged by outside contractors for the review of Tenant's plans and specifications. Landlord shall not charge a construction management fee for the tenant improvements.

            Prior to commencing any work, Tenant shall provide to Landlord for its reasonable approval:

      Complete sets of construction drawings and specifications prepared at Tenant's expense including, but not limited to:
      (i)   Furniture and Equipment Layout Plans
      (ii)  Dimensioned Partition Plans
      (iii) Dimensioned Electrical and Telephone Outlet Plans
      (iv)  Reflected Ceiling Plans

      (v)   Door and Hardware Schedules
      (vi) Room Finish Schedule, including wall, carpet and floor tile colors
      (vii) Electrical and Mechanical Engineering Plans.
(collectively "Complete Plans").

      Landlord's and Tenant's representatives shall initial the Complete Plans after the same have been submitted by Tenant and approved by Landlord, which approval, if forthcoming, shall be within twenty (20) days of submittal to Landlord's project manager or property manager, the identity of which Landlord will make known to Tenant. If no response is given by Landlord to Tenant after this twenty-day period, the Complete Plans shall be deemed to be approved. If same are not approved by Landlord, the reasons for such disapproval shall be given to Tenant, and Tenant shall be given the opportunity to resubmit for approval.

      Tenant's interior furnishings, i.e., specification, coordination, supply and installation of furniture, furnishings, telephones and movable equipment, will be the responsibility of Tenant, and later changes or additions shall performed by Tenant in such manner as to maintain harmonious labor relations and not damage the Building or Lot or interfere with building operations. Landlord will not be required to approve any construction, alterations, or additions requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services as provided herein unless Tenant first gives assurances acceptable to Landlord that readaptation will be made prior to such termination without expense to Landlord. All changes and additions affixed to the Premises shall be part of the Building except such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease, or shall be removed or left at Tenant's election.

      In the event of Tenant's failure to comply with the provisions of this Paragraph to submit information, to deliver construction drawings and specifications which meet Landlord's reasonable approval, or if applicable, to complete construction of the Tenant Improvements, Landlord shall, at Landlord's option exercisable by notice to Tenant, have the rights provided under Paragraph 16 of this Lease.

      All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Landlord may inspect the work of Tenant at reasonable times and shall promptly give notice of observed defects.

8. Subordination - Non-Disturbance. Prior to the Term Commencement Date, Landlord shall obtain and deliver to Tenant from its mortgagee a written Subordination and Non-Disturbance Agreement providing that so long as Tenant performs all of the terms, covenants and conditions of this Lease and agrees to attorn to the mortgagee, beneficiary of the deed of trust, purchaser at a foreclosure sale, prime lessor or fee owner, Tenant's rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term, and Tenant shall not be joined by the holder of any mortgage or deed of trust in any action or proceeding to foreclose thereunder.

9. Right to Relocate. Paragraph 25 of the Lease is hereby stricken in its entirety.

10. Assignment. Notwithstanding the provisions of Paragraph 11 of the Lease, this Lease may be assigned or sublet without Landlord's consent to any corporation or partnership that controls, is controlled by, or is under common control with Tenant, or to any business entity resulting from the merger, acquisition or consolidation with Tenant, or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the premises provided that (a) the assignee or subtenant assumes in writing all obligations of Tenant hereunder for the term assigned or sublet, and (b) the financial strength and viability of the assignee or subtenant, as determined to the reasonable satisfaction of Landlord, is greater than or equal to that of Tenant.

11. Landlord's Property. Notwithstanding anything in this Lease to the contrary, all lab furniture and equipment previously owned or leased by Eli Lilly and Company ("Lilly") is now owned by Landlord and shall not be removed from the Premises. In addition, all vent hoods, casework benches and lab cabinets attached to the Premises shall not be removed from the Premises, regardless of whether they are owned or attached to the Premises by Landlord, Lilly or Tenant. Landlord acknowledges that the condition of the property referred to herein may be diminished due to ordinary wear and tear and Tenant shall only be responsible for the diminished condition of the property that is in excess of ordinary wear and tear, if any.

                                      LEASE

STATE OF NORTH CAROLINA       :

COUNTY OF DURHAM              :

                            W I T N E S S E T H :
      Upon the terms and conditions contained in Paragraph 1 and those enumerated Paragraphs hereinafter set forth, Landlord Leases to Tenant and Tenant leases from Landlord property referred to as the Premises, all as follows:
      2. PREMISES. The property hereby leased to Tenant is the space shown on Exhibit A hereto attached, including lab furniture and equipment previously leased by Eli Lilly and Company and fixtures affixed to the Building within the space (the "Premises").
      3. TERM. This Lease shall commence on the Term Commencement Date, and shall terminate (unless terminated earlier as herein provided) on the Term Expiration Date (the foregoing period shall be referred to herein as the "Initial Lease Term").
      4. CONSTRUCTION. Unless otherwise provided in the Special Provisions section of the Lease, Landlord agrees to cause to be completed the upfitting work on the Premises in accordance with the plans and specifications set forth on Exhibit B (the "Tenant Improvements"), subject to the other provisions of this Paragraph. The allowances, if any, being provided to Tenant for the Tenant Improvements are recited in the Special Provisions section of this Lease.
      Tenant shall, on or before Tenant's Design Completion Date, provide to Landlord for its reasonable approval:
      (A) If "Complete Plans" is marked in Paragraph 1.1, complete sets of construction drawings and specifications prepared at Tenant's expense by an architect approved by Landlord, and Landlord's engineer, including, but not limited to:
      (i)    Furniture and Equipment Layout Plans
      (ii)   Dimensioned Partition Plans
      (iii)  Dimensioned Electrical and Telephone Outlet Plans
      (iv)   Reflected Ceiling Plans
      (v)    Door and Hardware Schedules
      (vi)   Room Finish Schedule, including wall, carpet and floor tile colors
      (vii)  Electrical and Mechanical Engineering Plans
      (viii) All necessary construction details and constructions for work not specified in Exhibit B.

      (B) If "Interior Selections" is marked in Paragraph 1.1, all applicable wall finish, carpet, and floor tile colors shall be selected by Tenant and submitted to Landlord for approval.
      Landlord's and Tenant's representatives shall initial the Complete Plans or the Interior Selections after the same have been submitted by Tenant and approved by Landlord, which approval, if forthcoming, shall be within twenty
(20) days of submittal to Landlord's project manager or property manager, the identity of which Landlord will make known to Tenant. If no response is given by Landlord to Tenant after this twenty-day period, the Complete Plans and/or Interior Selections shall be deemed to be approved. If same are not approved by Landlord, the reasons for such disapproval shall be given to Tenant, and Tenant shall be given the opportunity to resubmit for approval.
      Tenant's interior furnishings, i.e., specification, coordination, supply and installation of furniture, furnishings, telephones and movable equipment, will be the responsibility of Tenant, and later changes or additions shall be coordinated with any work being performed by Landlord and Tenant in such manner as to maintain harmonious labor relations and not damage the Building or Lot or interfere with building operations. Except for the installation of furnishings and the installation of telephone service which must be performed by the local telephone company at Tenant's direction and expense, unless otherwise provided in the Special Provisions section of the Lease, all such work shall be performed by Landlord's general contractor and Tenant shall pay therefor the Tenant Improvement Reimbursement to Landlord and an additional amount equal to the cost of any changes from the plans and specifications in Exhibit B, including the cost to Landlord of the general contractor's overhead and profit, which amount shall be due and payable, as additional rent, on the Term Commencement Date. Landlord will not be required to approve any construction, alterations, or additions requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services as provided herein unless Tenant first gives assurances acceptable to Landlord that readaptation will be made prior to such termination without expense to Landlord. Landlord also will not be required to approve any alterations or additions requested by Tenant which, in Landlord's reasonable opinion, will delay completion of the Premises or the Building. All changes and additions affixed to the Premises shall be part of the Building except such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease, or shall be removed or left at Tenant's election.

      Landlord agrees to use best efforts to have the Premises ready for occupancy on or before the Term Commencement Date, which shall, however, be extended for those delays beyond the reasonable control of Landlord. The Premises shall be deemed ready for occupancy on the earlier of:
      (a)   the  date  on  which  Tenant  occupies  all  or  any  part  of the
            Premises; or
      (b) the date on which the Tenant Improvements, as specified in Exhibit B, are substantially completed for Tenant's intended use as confirmed by the issuance of a certificate of occupancy by the appropriate governmental authority; provided, however, that if Landlord is unable to complete construction of the Building and Premises (if Landlord's general contractor is selected) due to
            delay  in  Tenant's   compliance   with  the  provisions  of  this
            Paragraph, then the Premises shall be deemed ready for occupancy no later than the Rental Commencement Date.
      Landlord shall permit Tenant and Tenant's contractors (if applicable) access for installing equipment and furnishings in the Premises prior to the Term Commencement Date when it can be done without material interference with remaining work. Landlord acknowledges joint access may occur and agrees to cooperate fully with Tenant's general contractor and subcontractors.
      In the event of Tenant's failure to comply with the provisions of this Paragraph to submit information, to deliver construction drawings and specifications which meet Landlord's reasonable approval, or if applicable, to complete construction of the Tenant Improvements, Landlord shall, at Landlord's option exercisable by notice to Tenant, have the rights provided under Paragraph 16 of this Lease. However, if the Premises are not deemed ready for occupancy on or before the Outside Delivery Date for whatever reason, other than Tenant's default, Tenant may terminate this Lease by written notice to Landlord without further obligation by Tenant to Landlord; provided, that written notice shall be ineffective if given after Tenant takes possession of any part of the Premises, or if given more than ninety (90) days after the Outside Delivery Date plus the time of any delays caused by Tenant.
      All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Landlord's obligations under this Paragraph shall be deemed to have been performed when Tenant commences to occupy any portion of the Premises for the Permitted Uses except for items which are incomplete or do not conform with the requirements of this Paragraph and as to which Tenant shall in either case have given written notice to Landlord prior to such commencement. If Tenant has not commenced to occupy the Premises for the Permitted Uses within 30 days after they are deemed ready for occupancy as provided in this Paragraph, a certificate of completion by Landlord's licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements.
      5. USE. Tenant may use the Premises for general office purposes, lab space, research and development and manufacturing of pharmaceuticals for research purposes, but not for any other purpose without Landlord's prior written consent. Tenant shall never make any use of the Premises which is in violation of any governmental laws, rules or regulations, whether now existing or hereafter enacted, or which use is not permitted, or otherwise prohibited, by any restrictive covenants which apply to the Premises. Nor may Tenant make any use which may or shall constitute a nuisance or trespass, or which increases the fire insurance premiums, or makes such insurance unavailable to Landlord on the Building. In the event of an increase in Landlord's fire insurance premiums which specifically result from Tenant's use or occupancy of the Premises, Tenant shall pay Landlord, on demand, the amount of such increase, and failure to do so shall be a default hereunder.
      6. RENT. All rent payable by Tenant shall be paid at the address set forth in Paragraph 1.1, shall be without previous demand or notice therefor by Landlord, and paid without set off or deduction. The monthly Fixed Rent as set forth in Paragraph 1.1, shall be payable in advance on or before the first day of each calendar month during the Initial Lease Term of this Lease, unless the Initial Lease Term commences on a day other than the first day of a calendar month, in which event Fixed Rent shall be prorated on a per diem basis at the stated rate for the remainder of the month and shall be due and payable on the Rental Commencement Date. In addition to such remedies as may be provided under the Default provisions of this Lease, Landlord shall be entitled to a late charge of four percent (4%) of the amount of each monthly rent payment not received by the fifth day of the month for which due, and a charge of the lower of the highest lawful bad check fee or five percent (5%) of the amount of such check given by Tenant when such check is not paid when first presented to the bank on which it is drawn for payment.
      7.    ADDITIONAL RENT.
      (a) Fixed Rent as provided in Paragraph 1.1 is composed of two increments:
(i) Base
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

Rent and (ii) Tenant's Proportionate Share (herein defined) of Landlord's Base Operating Expenses (herein defined). Both increments of Fixed Rent shall be subject to an annual adjustment, as outlined in Paragraphs 7(c)(i) and 7(c)(ii) (the "Additional Rent"). Thus, for each twelve month period following the preceding twelve full months of this Lease, Tenant shall pay as Additional Rent an amount calculated in accordance with the provisions of Paragraph 7(c), and as otherwise provided herein. Tenant shall further pay as Additional Rent any sales or use tax that may in the future be imposed on rents collected by Landlord. If any such sales or use tax shall be imposed upon Landlord, and Landlord shall be prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent, then Landlord, upon ninety (90) days prior written notice to Tenant, may terminate this Lease.
      (b) Tenant's Proportionate Share of Landlord's Base Operating Expenses shall be calculated by dividing the total rentable square footage of the Premises by the total rentable square footage of the Building. As of the date hereof, the Tenant's Proportionate Share of Landlord's Base Operating Expenses is as stated in Paragraph 1.1.
      (c) (i) Annual Base Rent Escalations. Upon the first anniversary of the Rental Commencement Date, and every twelve (12) months thereafter, Base Rent shall be increased as may be necessary to increase the purchasing power of the annual Base Rent to a level equivalent to that existing at the commencement of the Initial Lease Term ("Cost of Living Increase"). The Cost of Living Increase shall be determined by subtracting the annual Base Rent from the product obtained by multiplying the annual Base Rent by a fraction, the denominator of which is the Revised Consumer Price Index for All Urban Consumers-New Series (1982-1984 = 100), as published by the Bureau of Labor Statistics, U. S. Department of Labor (the "Index"), for the month of the commencement of the twelve month period for which the increase is being calculated, and the numerator of which is the Index for the third month immediately preceding the twelve month term just concluding. If the Index as published by the Bureau of Labor Statistics is discontinued, then the Consumer Price Index published by the United States Department of Commerce (with proper adjustment) shall be used, and if the Department of Commerce discontinues its index and the parties are unable to agree upon adjustments in rents, then the rent shall be determined in accordance with the Uniform Arbitration Act then in effect in North Carolina. Landlord shall notify Tenant annually in writing of the annual Cost of Living Increase in Base Rent, which notice shall include calculations of the annual Cost of Living Increase in the Base Rent, including the new monthly Base Rent reflecting this increase. Notwithstanding the resulting calculations hereunder, the amount of annual Base Rent paid under this Paragraph 7(c)(i) shall never be less than the annual Base Rent stated under Paragraph 1.1.
      (ii) Annual Operating Expense Adjustments. If in any calendar year during the Initial Lease Term hereof, the Landlord's Operating Expenses (as defined herein) exceed the Landlord's Base Operating Expenses (such excess being hereafter referred to as the "Operating Expense Differential"), then as Additional Rent for that year, Tenant shall pay to Landlord, within the time period set forth herein, the Tenant's Proportionate Share of the Operating Expense Differential.
      Statements showing the actual Landlord's Operating Expenses, and the Tenant's proportionate share thereof (hereinafter referred to as the "Statement of Actual Adjustment"), shall be delivered by Landlord to Tenant within ninety
(90) days after the end of each calendar year in which Additional Rent is paid or due by Tenant under provisions hereof. Within fifteen (15) days after written notice by Landlord to Tenant of such Statement of Actual Adjustment, Tenant shall pay to Landlord the amount of any Additional Rent shown as being due and unpaid thereon.
      Commencing with the first month of the second full calendar year of the Initial Lease Term, and each and every calendar year thereafter, there shall be added to Tenant's monthly payments an amount to cover Tenant's Proportionate Share of the Operating Expense Differential for the year in progress as reasonably estimated by Landlord. Said monthly payments (as estimated by Landlord) shall be paid by Tenant until such time as actual figures are available, when the monthly payments shall be adjusted to reflect the prior year's experience. Should the Statement of Actual Adjustment show the Tenant had paid to Landlord an amount that exceeded Tenant's Proportionate Share of the actual Landlord Operating Expenses and Tenant is not in default hereunder or has cured any such default, Landlord shall adjust Tenant's rental payments if any credit is shown to be due Tenant, except at the end of the Initial Lease Term at which time any credit due Tenant shall be refunded by Landlord within thirty
(30) days thereafter.
      If the final months of this Lease should be less than a full twelve (12) month term, the amount shown as due by Tenant on the Statement of Actual Adjustment shall reflect a proration based on the proportion that the number of days this Lease was in effect during such lease year bears to 365. Landlord's right to recover its Operating Expenses Differential shall survive the termination of this Lease.
      If in the twelve-month period preceding the computation of each Operating Expense Differential, the occupancy of the net rentable area of the Building averages less than ninety-five percent (95%), then it is agreed that the Landlord's Operating Expenses will be adjusted for such year so that such Operating Expenses shall be computed as though the net rentable area of the Building has been ninety-five percent (95%) occupied for such calendar year, but Tenant's share shall not exceed Tenant's proportionate share of the actual expenses. All such expense categories will be accounted for and reported for in accordance with generally accepted accounting principles.
      The term "Landlord's Operating Expenses" shall include all costs of operation, maintenance, repair, and management of (i) the Building, (ii) the personal property used in conjunction therewith, (iii) the roof of the Building, and (iv) the land upon which the Building is situated (the "Lot"), all as determined by standard accounting practices.
      The definition of "Landlord's Operating Expenses" includes, but not by way of limitation, the following: real estate taxes on the Building and Lot; increases in ground rents; installments and interest on assessments for public betterment or public improvements; reasonable expenses of any proceedings for abatement of taxes and assessments; premiums for insurance; reasonable compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and Lot provided that such persons are engaged in positions no more senior than property manager, provided these costs are consistent with market rates; steam, water, sewer, electricity, gas, telephone, and other utility charges for the Building and Lot not billed directly to tenants by Landlord or the utility company; costs of building and cleaning supplies and cleaning equipment (including rental); cost of maintenance, cleaning, and repairs, cost of snowplowing or removal, or both, and care of landscaping; payments to the independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with local market practices and with the type of occupancy and the services rendered); reasonable pro rata rental costs associated with providing the managing agent space for an office in the office park of which the Building is a part; if the Building is located in an office park, the Building's pro rata share (as reasonably determined by the Landlord) of the cost of operating, maintaining and repairing the common areas and facilities within such park (such as, but not limited to, snowplowing, landscaping, common area and street lighting, security and management); if the Building is located, either in whole or in part, on a lot which is ground leased, the Building's pro rata share (as reasonably determined by Landlord) of all fixed or additional rents or charges payable with respect to such ground lease; and all other reasonable and necessary expenses paid in connection with the operation, cleaning, management, maintenance and repair of the Building and Lot, or either, and properly chargeable against new income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of significantly reducing Landlord's Operating Expenses, the cost thereof as reasonably amortized by Landlord with reasonable interest on the unamortized amount shall be included in Landlord's Operating Expenses. The Statement of Actual Adjustment shall show the average number of square feet of the Building which were vacant for the preceding lease year or fraction thereof.
      The definition of "Landlord's Operating Expenses" shall exclude, but not by way of limitation, depreciation on the Building in which the Premises are situated or equipment therein, executive salaries, real estate broker's commissions, or other expenses that do not directly relate to the operation of the Building.
      Upon reasonable notice to Landlord, and during normal business hours, Tenant shall have a right to inspect and audit the books and records of Landlord, wherever located, relating to the Operating Expenses.
      8. SERVICES/UTILITIES. Landlord shall cause to be furnished to the Premises all utility line connections to the Premises as found in standard office space. Tenant shall arrange and pay for all electrical, gas, water, sewer, telephone, heating and air conditioning, janitorial, and other utilities or services used in connection with Tenant's use of the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto. Tenant shall also pay for any utility maintenance charges and shall be responsible for all light bulbs, tubes and controls required for the Premises. Landlord shall have the right to enter and inspect the Premises, and all devices, machines and equipment therein used by Tenant, from time to time, with reasonable advance notice where possible, to insure compliance with all applicable laws and rules and regulations, and to confirm the safe use thereof. Tenant shall have the right to accompany Landlord during such visits. There shall be no abatement or reduction of rent by reason of any of the foregoing services not being continuously provided to Tenant, except if due to the gross negligence or willful misconduct of Landlord. In addition, Landlord shall further provide a reasonable amount of unreserved free parking, in common with the other tenants, for Tenant's employees and visitors. Landlord covenants and agrees that a ratio of one parking space for each 250 square feet of rentable space within the Building shall be maintained at all times during the Lease Term.
      Tenant shall report immediately to Landlord any defective condition in or about the Premises which becomes known to Tenant and if failure to promptly report such defective condition results in other damage that Landlord could have avoided, Landlord shall not be responsible for same.
      9. TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES; LANDLORD'S DUTIES AND RIGHTS. Tenant, on occupancy of the Premises, represents to Landlord that it has examined and inspected the same, finds the Premises to be as represented by Landlord and satisfactory for Tenant's intended use, and constitutes Tenant's acceptance "AS IS", subject to incomplete items about which Tenant notifies Landlord for which Landlord is responsible as provided herein. Landlord shall diligently and immediately pursue the completion of such incomplete items. Tenant shall deliver at the end of this Lease each and every part of the Premises in good repair and condition, reasonable wear and tear and damage by insured casualty only excepted. Tenant shall: (i) keep the Premises and fixtures in good order, except to the extent allocated to Landlord under this Paragraph;
(ii) make repairs and replacements to the Premises or Building needed because of Tenant's misuse or negligence, except to the extent that the repairs or replacements are covered by Landlord's insurance; (iii) repair and replace special equipment or decorative treatments installed by or at Tenant's request that serve the Premises only, except (A) to the extent the repairs or replacements are needed because of Landlord's misuse or negligence, but not then if covered by Tenant's insurance or the insurance Tenant is required to carry under this Lease; or (B) if the Lease is ended because of casualty loss or condemnation; and (iv) not commit waste. Tenant, however, shall make no structural or interior alterations of the Premises which are not in compliance with all then existing applicable codes, ordinances, laws and regulations, and no alterations may be made without Landlord's prior written consent, which consent will not be unreasonably withheld. Any work performed by Tenant shall be done in a good and workmanlike manner, and so as not to unreasonably disturb or inconvenience other tenants in the Building. Tenant shall provide Landlord with at least ten (10) business days' advance written notice of the commencement of any such alterations to the Premises, and if Landlord does not object to such alterations, these alterations shall be deemed to be permitted. Tenant shall not at any time permit any work to be performed on the Premises except by duly licensed contractors or artisans, each of whom must carry workmen's compensation and general public liability insurance reasonably satisfactory to Landlord, certificates of which shall be furnished to Landlord prior to commencement of any such work. Tenant shall never do any work which results in a claim of lien against Landlord. Tenant shall cause any lien filed against Tenant's interest in the Premises to be either cancelled or released pursuant to NCGS 44A-16 within thirty days after such lien has been filed. On termination of this Lease, or vacation of the Premises by Tenant, Tenant shall restore the Premises at Tenant's sole expense to the same condition as existed at the commencement of the Initial Lease Term, ordinary wear and tear and damage by insured casualty only excepted. Landlord, however, may elect to require Tenant to leave alterations made by Tenant unless at the time of such alterations Landlord agreed in writing they could be removed upon expiration of this Lease.
      Except for repairs and replacements that Tenant must make under this Paragraph, Landlord shall pay for and make all other necessary repairs and replacements to the Premises, the common areas and the Building (including Building fixtures and equipment).
      Landlord shall make the repairs and replacements required to maintain the Building in a condition comparable to other comparable office buildings in the same geographical area. This maintenance shall include, but not be limited to, the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements required under this Paragraph shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice or having actual knowledge of the need for such repair or replacement.
      Notwithstanding anything to the contrary set forth above in this Paragraph, if Tenant does not perform its maintenance obligations in a timely manner as set forth in this Lease, commencing the same within five (5) business days of receipt of notice from Landlord specifying the work needed and thereafter diligently and continuously pursuing to completion all unfulfilled maintenance obligations, Landlord shall have the right, but not the obligation, to perform such maintenance, and any amounts so expended by Landlord shall be paid by Tenant to Landlord within 30 days after demand, with interest at the lower of the maximum rate allowed by law or 15% per annum, from the date of expenditure through the date paid.
      10. DAMAGES TO PREMISES. If the Premises shall be partially damaged by fire or other casualty insured under Landlord's insurance policies, Landlord shall use its best efforts to obtain the permission of Landlord's lender(s) to use insurance proceeds paid as a result thereof to be so used, and if Landlord's lender(s) shall permit the insurance proceeds to be so used, then upon Landlord's receipt of the insurance proceeds, Landlord shall, except as otherwise provided herein, promptly repair and restore the same as hereinafter defined (including fixtures affixed to the Premises but exclusive of trade fixtures, equipment, furnishings, decorations, signs, and contents); limited, however, to the extent of the insurance proceeds actually received by Landlord. If by reason of such occurrence: (a) the Premises are rendered wholly untenantable; or (b) the Premises are damaged in whole or in part as a result of a risk which is not covered by

Landlord's insurance policies; or (c) Landlord's lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; or (d) the Premises are damaged in whole or in part during the last year of the Initial Lease Term; or (e) the Building containing the Premises is damaged (whether or not the Premises are damaged) to an extent of fifty percent (50%) or more of the fair market value thereof, Landlord may elect either to repair the damage as aforesaid within one hundred twenty (120) days of damage, or to cancel this Lease by written notice of cancellation given to Tenant within sixty (60) days after the date of such occurrence, and thereupon this Lease shall terminate. Tenant shall vacate and surrender the Premises to Landlord within thirty (30) days after receipt of such notice of termination. In addition, Tenant may also terminate this Lease by written notice given to Landlord at any time between the one hundred twenty-first (121st) and one hundred fiftieth (150th) days after the occurrence of any such casualty, if Landlord has failed to restore the damaged portions of the Building (including the Premises) within one hundred twenty (120) days of such casualty. However, if Landlord is prevented by strike, act of God, unavailability of materials, weather, Tenant induced delays or other cause beyond its reasonable control, from completing the restoration within said one hundred twenty (120) day period, then Landlord shall have an additional period beyond said one hundred twenty (120) days, equal to the lesser of thirty (30) days or the period Landlord is delayed by causes beyond its reasonable control, in which to restore the damaged areas of the Building, provided that if the delays are Tenant induced delays, such thirty
(30) day cap shall not be applicable; and Tenant may not elect to terminate this Lease until said additional period required for completion has expired with the Building not having been substantially restored. In such case, Tenant's termination period shall begin to run upon the expiration of Landlord's additional period for restoration set forth in the preceding sentence. Upon the termination of this Lease as aforesaid, Tenant's liability for all rent and other charges reserved hereunder shall cease as of the effective date of the termination of this Lease, subject, however, to the provisions for the prior abatement of Rent hereinafter set forth.
      Unless this Lease is terminated as aforesaid, this Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace Tenant's improvements, trade fixtures, decorations, signs, and contents in the Premises in a manner and to a condition substantially equal to that existing prior to their damage or destruction, and the proceeds of all insurance carried by Tenant on said property shall be held in trust by Tenant for the purposes of such repair, restoration, or replacement.
      If, by reason of such fire or other casualty, the Premises are rendered wholly untenantable, all rent and other charges payable by Tenant shall be fully abated, or if only partially damaged, such Rent and other charges shall be abated proportionately as to that portion of the Premises rendered untenantable, in either event (unless the Lease is terminated, as aforesaid) from the date of such casualty until fifteen (15) days after notice by Landlord to Tenant that the Premises have been substantially repaired and restored, or until Tenant resumes or can resume its normal business operations in the Premises, whichever shall first occur. Tenant shall continue the operation of Tenant's business in the Premises or any part thereof not so damaged during any such period to the extent reasonably practicable from the standpoint of prudent business management, except for such abatement of Rent and other charges as hereinabove set forth. However, if such damages or other casualty were caused by the gross negligence or other wrongful conduct of Tenant or of Tenant's subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent or other charges. Except for the abatement of the Rent and other charges hereinabove set forth, Tenant shall not be entitled to, and hereby waives, all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair, or restoration unless due to gross negligence or willful misconduct of Landlord, its agents, licensees or contractors..
      As used in this Paragraph, "restoration", "restored", "substantially restored", or "substantially repaired and restored" shall be deemed to mean the Premises have been put in substantially the same quality and condition as existed immediately prior to such damage or destruction, is habitable for Tenant's intended use, and is evidenced by the issuance of a certificate of occupancy by the appropriate governmental authority.
      11. ASSIGNMENT - SUBLEASE. Tenant may not assign or encumber this Lease or its interest in the Premises or any part thereof arising under this Lease, and may not sublet any part or all of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Any assignment or sublease to which Landlord may consent (one consent not being any basis that Landlord should consent grant any further consent) shall not relieve Tenant of any of its obligations hereunder.
      In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be, an agent of Landlord. Tenant expressly recognizes that Landlord's title is paramount, and that it can do nothing to affect or impair Landlord's title.

      If this Lease shall be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds the rentals to be paid to Landlord hereunder, attributable to the Premises or portion thereof so assigned or sublet, then any such excess, after deducting the costs of assignment or subletting incurred by Tenant (e.g., upfitting expense, commissions, legal costs, etc.), shall be paid over to Landlord by Tenant, and refusal of Tenant to so agree shall be grounds based on which Landlord may withhold its consent to any sublease or assignment.
      12. TENANT'S COMPLIANCE-INSURANCE REQUIREMENTS. Tenant shall comply with all applicable laws, ordinances and regulations affecting the use of the Premises, now existing or hereafter adopted except those relating to obligations of Landlord hereunder, including reasonable general rules and regulations for tenants (a copy of the present rules are attached as Exhibit C) as may be developed from time to time by Landlord and either delivered to Tenant or posted on the Premises. Landlord agrees that its rules and regulations will be enforced in a non-discriminatory manner as to all tenants and shall not be contrary to the terms of this Lease.
      Throughout the Initial Lease Term of this Lease, Tenant at its sole cost and expense shall keep or cause to be kept for the mutual benefit of Landlord, Landlord's managing agent (presently Vector Properties) and Tenant public liability and property damage insurance with combined single limit coverage of at least $1,000,000.00 (with appropriate cross-liability endorsements so showing). Such policies shall insure against all liability of Tenant, Tenant's authorized representatives, and anyone for whom Tenant is responsible, arising out of and in connection with Tenant's use of the Premises, and shall insure Tenant's performance of the indemnity provisions contained herein. Tenant shall also insure its personal property and fixtures located in the Premises and any improvements made by Tenant for their full insurable value, and Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the same, regardless of the cause thereof except as expressly provided herein.
      Prior to taking possession of the Premises, and thereafter at least ten
(10) business days prior to the renewal dates thereof, Tenant shall deliver to Landlord copies of original policies, or satisfactory certificates thereof, and a receipt showing payment of the next year's premium. All such policies shall be non-assessable and shall contain language, to the extent obtainable, that: (A) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (B) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (C) that the policies cannot be cancelled or changed except after thirty (30) days' prior written notice to Landlord.

      Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, members, managers, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, members, managers, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of which injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any fire, extended coverage, public liability or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. All policies of insurance carried or maintained pursuant to this Lease shall contain, or be endorsed to contain, a provision whereby the insurer waives all rights of subrogation against either Tenant or Landlord.
      Subject to the terms of the preceding paragraph, Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising out of
(a) Tenant's use of the Premises or any part thereof, (b) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, or any part thereof, (c) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (d) any act or negligence of Tenant, or any partner, shareholder, member, manager, officer, agent, employee, contractor, servant, invitee or guest of Tenant; and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising in connection with any such claim or claims as described in (a) through (d) above, or any action brought thereon, except for Landlord's substantial negligence or willful misconduct. If such action shall be brought against Landlord, Tenant upon notice from Landlord shall defend the same through counsel selected by Tenant's insurer, or other counsel, which counsel in either case must be reasonably acceptable to Landlord. Tenant assumes all risk of damage or loss to its property or injury or death to persons in, on, or about the Premises, from all causes except those for which the law imposes liability on Landlord, regardless of any attempted waiver thereof, and Tenant hereby waives such claims in respect thereof against Landlord, except for Landlord's substantial negligence or willful misconduct. The provisions of this paragraph shall survive the termination of this Lease.
      Landlord shall keep the Building, including but not limited to the improvements per the Complete Plans, insured against damage and destruction by fire, extended coverage peril, vandalism, and other perils in the amount of the full replacement value of the Building, as the value may exist from time to time.
      Each party shall keep its personal property and trade fixtures in the Premises and Building insured with "all risks" insurance covering one hundred
(l00) percent of the replacement cost of the property and fixtures. Tenant shall also keep any post-occupancy improvements made to the Premises at Tenant's request following occupancy insured to the same degree as Tenant's personal property. The amounts of insurance coverage required by this Lease are subject to review at the end of each three-year period following the Term Commencement Date. At each review, if necessary to maintain the same level of coverage that existed on the Term Commencement Date, the amounts of coverage shall be increased to the amounts of coverage carried by prudent landlords and tenants of comparable first class office buildings in the Wake, Durham and Orange County, North Carolina area.
      Insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state of North Carolina with general policyholder's ratings of at least A- and a financial size category of at least VIII in the most current Best's Key Rating Guide available on the Term Commencement Date (if the Best's ratings are changed or discontinued, the parties shall agree to an equivalent method of rating insurance companies); (ii) name the nonprocuring party and Landlord's managing agent as additional insureds as their interest may appear; (iii) provide that the insurance not be canceled or materially changed in the scope or amount of coverage unless thirty (30) days' advance notice is given to the nonprocuring party; (iv) be primary policies - not as contributing with, or in excess of, the coverage that the other party may carry; (v) provide that any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable;
(vi) have deductibles not greater than $25,000.00; and (vii) be maintained during the entire Initial Lease Term and any extension or renewal thereof.
      By the Term Commencement Date and upon each renewal of its insurance policies, each party shall give certificates of insurance to the other party. The certificate shall specify amounts, types of coverage, the waiver of subrogation, and the insurance criteria listed in this paragraph. The policies shall be renewed or replaced and maintained by the party responsible for that policy. If either party fails to give the required certificate within thirty
(30) days after notice of demand for it, the other party may obtain and pay for that insurance and be entitled to receive immediate reimbursement from the party required to have the insurance.
      13. SUBORDINATION-ATTORNMENT - LANDLORD FINANCING. Tenant agrees that this Lease will be either subordinate or superior to any mortgage heretofore or hereafter executed by Landlord covering the Premises, depending on the requirements of such mortgagee. Tenant, within ten (l0) days of request to do so from Landlord or its mortgagee, will execute an agreement making this Lease superior or subordinate and containing such other covenants on Tenant's part as Landlord's mortgagee may reasonably request. Tenant will agree to attorn to said mortgagee provided the mortgagee agrees not to disturb Tenant's possession hereunder so long as Tenant is in compliance with this Lease. Landlord consents to Tenant's execution of Landlord's mortgagee's subordination, attornment and non-disturbance agreement, and to be bound by the provisions thereof. Further, Tenant agrees to execute ten (10) days of request therefor, and as often as requested, estoppel certificates confirming any factual matter requested therein which is true and is within Tenant's knowledge regarding this Lease, the Premises, or Tenant's use thereof, including, but not limited to, date of occupancy, termination date of this Lease, the amount of rent due and date to which rent is paid, whether or not Tenant has any knowledge of any defense or offsets to the enforcement of this Lease or the rent payable hereunder or knowledge of any default or breach by Landlord, and that this Lease is in full force and effect except as to any modifications or amendments, copies of which Tenant shall attach to such estoppel certificate.
      Tenant agrees to give any mortgagee of Landlord which has provided a non-disturbance agreement to Tenant, notice of, and a reasonable opportunity to cure (which shall in no event be less than thirty (30) days after written notice thereof delivered to mortgagee as herein provided) any Landlord default hereunder; and Tenant agrees to accept such cure if effected by such mortgagee. No termination of this Lease by Tenant shall be effective until such notice has been given and unless such cure period has expired without such default having been cured. Further Tenant agrees to permit such mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord's interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord's interest is so acquired.
      14. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the Building exterior, the exterior of the Premises, or the exterior walls thereof, or in any window therein, without the prior written consent of Landlord, excluding suite entry and monument signage hereby approved by Landlord. Landlord shall furnish, install and maintain a Building directory at a location in or near the lobby listing the name of Tenant and the room number of Tenant's entrance.
      15. ACCESS TO PREMISES. Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times with at least one (1) business day prior notice, except in the event of emergency, for inspection to show prospective tenants within one hundred eighty
(180) days of the termination date hereof, as extended by an exercised option, to allow inspection by mortgagees, and to make such repairs, alterations or changes as Landlord deems necessary, with reasonable advance notice where possible. Tenant shall have the right to accompany Landlord in such visits. Tenant, its agents, employees, invites, and guests, shall have the right of ingress and egress to common and public areas of the Building, provided Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building.
      16. DEFAULT. If Tenant: (A) fails to pay within ten (10) days after notice of its failure do pay any rent or other sums which Tenant is obligated to pay as provided herein; or (B) breaches any other agreement, covenant or obligation herein set forth and within fifteen (15) days after notice thereof fails to commence to cure such breach, or diligently prosecute to complete cure such breach after commencing cure; or (C) files (or has filed against it) any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar actions), either in state or federal court; or (D) becomes insolvent, makes any transfer in fraud of creditors, has a receiver appointed for its assets, or makes an assignment for benefit of creditors, then Tenant shall be in default hereunder, and, in addition to any other lawful right or remedy which it may have, Landlord, without notice to Tenant, may do any one or more of the following: (i) terminate this Lease; or (ii) repossess the Premises, and with or without terminating, relet the same at such amount as Landlord deems reasonable, and if the amount is less than Tenant's rent, Tenant shall immediately pay the difference on demand to Landlord, but if in excess of Tenant's rent and other monetary obligations hereunder, the entire amount shall belong to Landlord free of any claim of Tenant thereof. All reasonable expenses of Landlord in repairing, restoring or altering the Premises for reletting, together with leasing fees and all other reasonable expenses in seeking and obtaining a new tenant, shall be charged to and become a liability of Tenant if they cannot be recouped from increased rent being paid by the new tenant. Landlord's reasonable attorneys' fees actually incurred in pursuing any of the foregoing remedies, or in collecting any rents due by Tenant hereunder, shall be paid by Tenant. Landlord agrees to use its best efforts to mitigate damages resulting from any breach hereunder by Tenant.
      Tenant further agrees that Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents from Tenant.

      All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant.
      No waiver by Landlord of any covenant or condition shall be deemed to imply or constitute a further waiver of the same at a later time, and acceptance of rent by Landlord, even with knowledge of a default by Tenant, shall not constitute a waiver of such default.
      17. PROPERTY OF TENANT. Tenant shall timely pay any and all taxes levied or assessed against or upon Tenant's equipment, fixtures, furniture, leasehold improvements, and personal property located in the Premises. Tenant prior to the expiration date of this Lease, may remove all fixtures and equipment which it has placed in the Premises, provided Tenant repairs all damages caused by such removal. If Tenant does not remove its property from the Premises within five
(5) days of termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect, with no obligation to account to Tenant for same.
      18. EMINENT DOMAIN. If all of the Premises, or such part thereof as will make the same unusable for the purposes contemplated by this Lease, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises are taken and Tenant can continue use of the remainder for the intended use of Tenant and its invitees, then this Lease will not terminate, but rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Tenant shall have no right or claim to any part of any award made to or received by Landlord for any taking and no right or claim for any alleged value of the unexpired portion of this Lease; provided, however, that Tenant shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant's personal property (other than its leasehold estate) to which Tenant may be entitled.
      19. QUIET ENJOYMENT. If Tenant promptly and punctually complies with each of its obligations hereunder, it shall peacefully have and enjoy the possession of the Premises during the Initial Lease Term or any renewal thereof, provided that no action of Landlord or other tenants in working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, or give to Tenant any right to modify this Lease either as to term, rent payable, or other obligations to be performed.

      20. SECURITY DEPOSIT. Landlord hereby acknowledges receipt from Tenant of the sum of (N/A) , which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder. If Tenant fails at any time to perform its obligations, Landlord may at its option apply said deposit, or so much thereof as is required, to cure Tenant's default, but if prior to the termination of this Lease Landlord depletes said deposit in whole or in part, Tenant shall immediately restore the amount so used by Landlord. This deposit shall not bear interest and unless Landlord uses the same to cure a default of Tenant, or to restore the Premises to the condition that Tenant is required to leave them at the conclusion of the term, Landlord shall within thirty (30) days of the termination of this Lease refund to Tenant so much of the deposit as it continues to hold.
      21. NOTICES. All notices which may or are required to be given under this Lease shall be in writing and may be delivered in either of the following ways: by personal service; by certified, registered or express United States mail, postage prepaid, return receipt requested; by overnight courier services such as Federal Express; or by facsimile transmission (except that notices of default may not be given by facsimile), and addressed or sent as follows, or to such other address (or facsimile number) as a party may specify by notice duly given:

      If to Landlord:   c/o Craig Davis Properties, Inc.
                        3605 Glenwood Avenue
                        435 UCB Plaza
                        Raleigh, North Carolina  27612
                        Attn:  Mr. Richard A. Moehring
                        Facsimile No. (919) 781-1262


      If to Tenant:     c/o Trimeris, Inc.
                        Two University Place, Ste. 100
                        4727 University Drive
                        Durham, North Carolina  27707
                        Attn: Chief Financial Officer
                        Facsimile No.  (919) 419-1816

      Notices given in the foregoing manner shall be effective (except as provided in the next succeeding paragraph) when personally delivered, if mailed on the earlier of the date actually received or three business days after deposited in the United States mail, the next business day if sent by overnight courier, and the date the facsimile transmission is received on a business day, if before noon, otherwise on the next succeeding business day.
      Notice of a change of address or facsimile number shall be given in writing to the other party as provided above, but shall not be effective until ten days after receipt. Notices may be given on behalf of any party by such party's legal counsel.
      22. HOLDING OVER. If Tenant shall hold over after the expiration of the Initial Lease Term or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-sufferance and by such holding over Tenant shall be deemed to have agreed to be bound by all of the terms and conditions of this Lease, except those as to the term hereof, and during such tenancy-at-sufferance, Tenant shall pay to Landlord (A) Fixed Rent at the rate equal to one hundred twenty-five percent (125%) of that provided for in Paragraph 1.1 (as such rental amount may have been increased in accordance with Paragraph 7), and (B) any and all operating expenses or other forms of additional rent payable under the terms of this Lease. The increased rental during such holding over is intended to partially compensate Landlord for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant.
      23. BROKER'S COMMISSIONS. Tenant represents and warrants that it has not had dealings with any real estate broker, finder or other person, with respect to this Lease in any manner, except Corporate Realty Advisors. Landlord shall pay any commissions or fees that are payable to the above-named brokers with respect to this Lease pursuant to separate agreements that it has with one or both of them. Tenant shall indemnify and hold Landlord harmless from any and all damages resulting from any current or future claims that may be asserted against Landlord by any other broker, finder or other person, claiming to have dealt with Tenant in connection with this Lease. The provisions of this paragraph shall survive the termination of this Lease.
      24.  ENVIRONMENTAL COMPLIANCE.
      (A) Tenant's Responsibility. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials contrary to law. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building in which the Premises are any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials, except that Tenant need not provide written notice of the use on the Premises of cleaning supplies, copying fluids, other office and maintenance supplies and other substances normally and customarily used by tenants of space similar to the Premises if done in accordance with all applicable laws. Tenant covenants and agrees that the Premises will at all times during its use or occupancy thereof be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or material including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended (all hereafter collectively called "Laws"). Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request, concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.
      (B) Tenant's Liability. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant's failure to comply with this Paragraph 24 including, but not limited to: (1) the cost of bringing the Premises into compliance with all Laws; (2) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been brought into compliance with all Laws; and (3) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Paragraph 24.
      (C) Property. For the purposes of this Paragraph 24, the Premises shall include the real estate covered by this Lease; all improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground water, and surface water of the Premises, if the Premises include any ground area.
      (D) Inspections by Landlord. With reasonable notice, Landlord and its engineers, technicians, and consultants (collectively the "Auditors") may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this Paragraph 24. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant's permitted activities on the Premises; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Paragraph 24. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Paragraph 24, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Initial Lease Term and within thirty (30) days thereafter (not to exceed two [2] such Audits per calendar year), shall be paid for on demand by Tenant.
      (E) Landlord's Liability. Provided, however, the foregoing covenants and undertakings of Tenant contained in this Paragraph 24 shall not apply to any condition or matter constituting a violation of any Law: (1) which existed prior to the commencement of Tenant's use or occupancy of the Premises; (2) which was not caused, in whole or in part, by Tenant or Tenant's agents, employees, officers, partners, contractors or invites; or (3) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord's agents, employees, officers, partners, contractors, guests, or invitees.
      (F) Tenant's Liability After Termination of Lease. The covenants contained in this Paragraph 24 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Paragraph 24.
      25. RIGHT TO RELOCATE. Landlord, at its option, may substitute for the Premises other space (hereafter called "Substitute Premises") within the Building of which the Premises are located or another building in the office park where the Building is located before the Term Commencement Date or at any time during the term or any extension of this Lease. Insofar as reasonably possible, the Substitute Premises shall have a comparable square foot area and a configuration substantially similar to the Premises. Landlord shall give Tenant at least sixty (60) days written notice of its intention to relocate Tenant to the Substitute Premises. This notice will be accompanied by a floor plan of the Substitute Premises. After such notice, Tenant shall have ten (10) days within which to agree with Landlord on the proposed new space and unless such agreement is reached within such period of time, this Lease shall be terminated at the end of the sixty (60) day period of time following the aforesaid notice. Landlord agrees to construct or alter, at its own expense, the Substitute Premises as expeditiously as possible so that they are in substantially the same condition that the Premises were in immediately prior to the relocation. Landlord shall have the right to reuse the fixtures, improvements, and alterations used in the Premises. Tenant agrees to occupy the Substitute Premises as soon as the Landlord's work is substantially completed and a certificate of occupancy is issued for the Substitute Premises. Landlord shall pay Tenant's reasonable cost of moving Tenant's furnishings, trade fixtures, and inventory to the Substitute Premises.
      Except as provided herein, Tenant agrees that all of the obligations of this Lease, including the payment of rent, will continue despite Tenant's relocation to the Substitute Premises. Upon substantial completion of the Substitute Premises, this Lease will apply to the Substitute Premises as if the Substitute Premises had been the space originally described in the Lease. Landlord shall use all reasonable efforts to minimize any period when the Premises shall be closed to the public as a result of the relocation.
      26. MISCELLANEOUS. Headings of paragraphs are for convenience only and shall not be considered in construing the meaning of the contents of such paragraph. The invalidity of any portion of this Lease shall not have any effect on the balance hereof. Should either party institute any legal proceedings against the other party for breach of any provision herein contained, and prevail in such action, the losing (guilty) party shall in addition be liable for the costs and expenses of the prevailing party, including its reasonable attorneys' fees actually incurred (at all tribunal levels). This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by the party affected by such change. Landlord reserves the right to promulgate (and change from time to time) reasonable regulations it deems appropriate for the common use and benefit of all tenants, with which regulations Tenant shall comply. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid rent to Landlord's successor. Tenant agrees to attorn to any successor to Landlord. This Lease may be recorded by either party without the other party's prior written consent, and either party agrees on request of the other party to execute a memorandum hereof for recording purposes. The singular shall include the plural, and the masculine, feminine or neuter includes the other. If Landlord, or its employees, officer, directors, members, managers, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord's default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord's interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.
      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in duplicate originals, all as of the day and year first above written.

                                    LANDLORD:

                                    UNIVERSITY PLACE ASSOCIATES,
                                    a North Carolina general partnership

                                    By: /s/ Craig M. Davis
                                          ___________________, general partner

                                     TENANT:

                                    TRIMERIS, INC.,
                                    a Delaware corporation
(corporate seal)

                                    By: /s/ Matthew A. Megaro
                                          ____________ President
ATTEST:

/s/ Timothy J. Creech
    Assistant Secretary



STATE OF NORTH CAROLINA :

COUNTY OF ________________ :

      I, a Notary Public of the County and State aforesaid, certify that _____________________, general partner of University Place Associates, a North Carolina general partnership, personally came before me this day and acknowledged the due execution of the foregoing instrument on behalf of, and as an act of, said general partnership.

      Witness my hand and official stamp or seal, this _______ day of ____________, 1999.

                                          -------------------------------
                                                      Notary Public
                                          My Commission Expires:_________

STATE OF NORTH CAROLINA :

COUNTY OF Durham :

      I, a Notary Public of the County and State aforesaid, certify that Timothy Creech and Matthew Megaro personally came before me this day and acknowledged that _he is _________ Secretary of Trimeris, Inc., a Delaware corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its ______ President, and attested by ____as its _____ Secretary.

      Witness my hand and official stamp or seal, this 13th day of April, 1999.

                                             /s/ Jacqueline P. Inscoe
                                          -------------------------------
                                                      Notary Public
                                          My Commission Expires:4-15-2003
                                                                ---------

                                    EXHIBIT A
                                  ("Premises")

                      [cross-hatched drawing of premises]

                                    EXHIBIT B
         (Complete Plans and Specifications for Tenant Improvements)



            [NOTE: To be supplied by Tenant]

                                    EXHIBIT C
                        (Building Rules and Regulations)

The following rules and regulations have been adopted by the Landlord for the care, protection and benefit of the Premises and the Building and for the general comfort and welfare of the tenants.

1. The sidewalks, entrances, halls, passages, elevators, and stairways shall not be obstructed by the Tenant or used by it for any other purpose than for ingress and egress.

2. Toilet rooms and other water apparatus shall not be used for any purpose other than those for which they are constructed.

3. The Tenant shall not do anything in the premises, or bring or keep anything therein, which shall in any way conflict with any law, ordinance, rule or regulation affecting the occupancy and use of the premises, which are or may hereafter be enacted or promulgated by any public authority or by the Board of Fire Underwriters.

4. In order to insure proper use and care of the Premises, neither the Tenant nor agent nor employee of the Tenant shall:

      a. Allow any furniture, packages or articles of any kind to remain in corridors except for short periods incidental to moving same in or out of the Building or for cleaning or rearranging occupancy of leased space.

      b.    Maintain or utilize bicycles or other vehicles in the Building.

      c. Mark or defile elevators, toilet rooms, walls, windows, doors or any part of the Building.

      d. Keep animals or birds on the Premises except those animals or birds normally or customarily used by Tenant in accordance with applicable laws.

      e. Deposit waste paper, dirt or other substances in corridors, stairways, elevators, toilets, restrooms, or any other part of the Building not leased to it.

      f. Tamper or interfere in any way with windows, doors, locks, air conditioning controls, heating, lighting, electrical or plumbing fixtures.

      g. Leave Premises unoccupied without locking all doors, extinguishing lights and turning off all water outlets.


5. The Landlord shall have the right to prohibit any advertising by the Tenant, which, in its opinion, tends to damage the reputation of the Building or its desirability, and upon written notice from Landlord, the Tenant shall discontinue any such advertising.

6. The Landlord reserves the right to designate the time when and method whereby freight, furniture, safes, goods, merchandise and other articles may be brought into, moved or taken from the Building and the Premises leased by the Tenant; and workmen employed, designated or approved by the Landlord must be employed by Tenant for repairs, painting, material moving and other similar work that may be done on the Premises.

7. The Tenant will reimburse the Landlord for the cost of repairing any damage to the Premises or other parts of the Building caused by the Tenant or the agents or employees of the Tenant, including replacing any glass broken.

8. The Landlord shall furnish a reasonable number of door keys for the needs of the Tenant, which shall be surrendered on termination of the Lease, and reserves the right to require a deposit to insure their return at termination of the Lease. The Tenant shall obtain keys only from the Landlord, shall not obtain duplicate keys from any outside source, and shall not alter the locks or effect any substitution.

9. The Tenant shall not install in the Premises any metal safes or permit any concentration of excessive weight in any portion thereof without first having obtained the written permission of the Landlord.

10. The Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers, from the Building and to require registration, satisfactory identification and credentials from all persons seeking access to any part of the Building outside of ordinary business hours. Ordinary business hours shall mean Monday through Friday from 7:00 a.m. to 7:00 p.m., and Saturday from 9:00 a.m. to 12:00 noon, except on legal holidays. The Landlord will exercise its best judgment in the execution of such control but shall not be held liable for the granting or refusal of such access. The Landlord reserves the right to exclude the general public from the Building after ordinary business hours and on weekends and holidays.

11. The attaching of wires to the outside of the Building is absolutely prohibited, and no wires shall be run or installed in any part of the Building without the Landlord's permission and direction.

12. Requests for services of janitors or other Building employees must be made to the Landlord. Agents or employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.
13. Signs or any other tenant identification chill in accordance with standard signage for the Building. No signs of any nature shall be placed in the windows so as to be visible from the exterior of the Building. All signs not approved in writing by the Landlord shall be subject to removal without notice.

14. Any improvements or alterations to the Premises by Tenant shall be approved in advance by the Landlord and all such work, if approved, shall be done at the Tenant's sole expense under the supervision of the Landlord.

15. Tenant shall have a non-exclusive right to use all driveways and parking areas adjoining the Premises. Landlord shall have the authority to assign parking areas for Tenant and Tenant's employees, if deemed necessary by Landlord.

16. If additional drapes or window decorations are desired by Tenant, they shall be approved by Landlord and installed at the Tenant's expense under the direction of the Landlord.

The Landlord shall have the right to make such other and further reasonable rules and regulations as, in the judgment of the Landlord, may from time to time be necessary for the safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, effective five (5) days after all tenants have been given written notice thereof.

                                    EXHIBIT D
           (Legal Description of Lot on which Building is located)

All of Lot 6 of University Place, containing 4.050 acres, as shown on those plats recorded in Plat Book 120, Page 198, and Plat Book 124, Page 94, Durham County Registry; said premises being located in Durham County, North Carolina.

                                    EXHIBIT E
                                (Lease Guaranty)




                                [Not applicable]

                                    EXHIBIT F
                            (Commencement Agreement)

      THIS COMMENCEMENT AGREEMENT made and entered into this ___ day of _____________, 199__ by and between ____________________________ (herein
"Landlord"), and ______________________________________(herein "Tenant).

                            W I T N E S S E T H:

      WHEREAS, Landlord and Tenant have entered into a lease dated _____________ (the "Lease"), a memorandum of which has been recorded in Book _________, page _________, ______ County Registry, North Carolina covering premises legally described on Exhibits A and D of the Lease and which are made a part hereof; and
      WHEREAS, said Lease provided for the execution of a Commencement Agreement establishing such items as the commencement and expiration dates of the Initial Lease Term of the Premises, the rentable and usable square footage of the Premises, the Tenant's Proportionate Share of Landlord's Operating Expenses, and the amount of the monthly rental obligation of Tenant.
      NOW, THEREFORE, the parties hereto agree as follows:
      1. This Commencement Agreement adopts the same defined terms as set forth in the Lease.
      2. The Term Commencement Date is ______________________, the Term Expiration Date is _________________________________, and the Rental
Commencement Date is _______________________ (which may have to be identified at a later time by the parties hereof).
      3. The rentable floor area of the Premises is __________ square feet, and the usable floor area of the Premises is __________ square feet. The rentable floor area of the Building is ______________ square feet.
      4. The Tenant's Proportionate Share of the Landlord's Base Operating Expenses is ___________%.
      5. The initial monthly Base Rent is $________/month, the initial monthly Base Operating Expenses allocable to Tenant is $____________/month, the total initial monthly Fixed Rent is $___________/month.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the date and year first above written.

                              LANDLORD:



                              TENANT: